INVESTMENT ADVISORY AGREEMENT

                  AGREEMENT made this 18th day of April, 1997 by and between MATRIX/LMH VALUE FUND, LTD. a Maryland corporation (hereinafter referred to as the "Fund"), and MATRIX ASSET ADVISORS, INC., a Maryland corporation (hereinafter referred to as the "Advisor").

                                               W I T N E S S E T H:
                  WHEREAS, the Fund is engaged in business as a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

                  WHEREAS, the Advisor is engaged principally in rendering management and investment advisory services and is registered as an investment Advisor under the Investment Advisors Act of 1940; and

                  WHEREAS, the Fund desires to retain the Advisor to provide management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

                  WHEREAS, the Advisor is willing to provide management and investment advisory services to the Fund on the terms and conditions hereafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Advisor hereby agree as follows:


                                                     ARTICLE I
                                               Duties of the Advisor
                  The Fund hereby employs the Advisor to act as investment advisor of the Fund and to furnish the management and investment advisory services described below, subject to the policies of the Fund and the review by, and overall consent of, the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Advisor hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for, or represent the Fund in any way or otherwise be deemed an agent of the

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Fund.

                  (a) Management Services. The Advisor shall perform the management services necessary for the operation of the Fund as hereinafter provided. The Advisor shall generally monitor the Fund's compliance with investment policies and restrictions as set forth in its currently effective Prospectus and Statement of Additional Information relating to the shares of the Fund under the Securities Act of 1933, as amended (each a "Prospectus" and "Statement of Additional Information," respectively). The Advisor shall provide the Fund with such other services as the Advisor, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Advisor shall make reports to the Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

               (b)      Investment Advisory Services.  With respect to the Fund:

                           (1)  The  Advisor  shall   provide  such   investment
research, advice and supervision as the Fund may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund, and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests, options, futures, options on futures or cash, subject always to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the Fund's currently effective Prospectus and Statement of Additional Information. Should the Directors at any time, however, make any definite determination as to investment policy and notify the Advisor thereof in writing, the Advisor shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

                           (2) To the extent applicable,  the Advisor shall also
make  decisions  for  the  Fund  as  to  foreign   currency   matters  and  make
determinations as to foreign exchange contracts.


                           (3) The Advisor shall make  decisions for the Fund as
to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised.

                           (4) The Advisor  shall  take,  on behalf of the Fund,
all actions which it deems necessary to implement the Fund's investment policies, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Advisor is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund.


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                           (5) In connection  with the selection of such brokers
or dealers and the placing of such orders with respect to assets of the Fund, the Advisor is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Directors and set forth in the Fund's Prospectus and Statement of Additional Information. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Advisor may select brokers or dealers with which it or the Fund is affiliated (if any).


                                                    ARTICLE II
                                        Allocation of Charges and Expenses
                  (a) The Advisor. The Advisor assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, shall pay all compensation relating to service to the Fund of Officers and Directors of the Fund who are affiliated persons of the Advisor, and shall pay the expenses of the Fund incurred in connection with the continuous offering of Fund shares.

                  (b) The Fund. Except as described in paragraph (a) hereof, the Fund assumes and shall pay all other Fund expenses, including, but not limited to: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports, Prospectuses and Statements of Additional Information, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under federal laws, making state filings and registering or qualifying under foreign laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Advisor, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund.


                                                    ARTICLE III
                                            Compensation of the Advisor
                  (a) Investment Advisory Fee. For the services rendered, the facilities furnished and expenses assumed by the Advisor, the Fund shall pay to the Advisor at the end of each calendar month a fee, commencing on the day following effectiveness hereof, based upon the average daily value of the net assets of the Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the Prospectus and Statement of Additional Information. The fee is payable by the Fund at the annual rate of 1.00% of the Fund's average daily net assets.



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                  If this Agreement  becomes  effective  subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month that this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Subject
to  the  provisions  of  subsection   (b)  hereof,   payment  of  the  Advisor's
compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by subsection (b) hereof. During any period when the determination of net asset value is suspended by the Directors, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.


                                                    ARTICLE IV
                                      Limitation of Liability of the Advisor
                  The Advisor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Advisor" shall include any directors, officers and employees of the Advisor.


                                                     ARTICLE V
                                             Activities of the Advisor
                  The services of the Advisor to the Fund are not to be deemed to be exclusive, and the Advisor is free to render services to other investment advisory clients. It is understood that Directors, officers, employees and shareholders of the Fund may become interested in the Advisor, as directors, officers, employees and shareholders or otherwise, and that directors, officers, employees and shareholders of the Advisor are or may become similarly interested in the Fund.


                                                    ARTICLE VI
                                    Duration and Termination of this Agreement
                  This Agreement shall become effective as of the date first above written and shall remain in force with respect to the Fund until April 18, 1999 and thereafter, but only so long as such continuance is specifically approved with respect to the Fund at least annually by: (i) the Directors, or by the vote of a majority of the outstanding voting securities of the Fund, and
(ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.


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                  This  Agreement  may be  terminated  at any time  without  the payment of any penalty, by the Directors or by the vote of a majority of the outstanding voting securities of the Fund, or by the Advisor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.



                                                    ARTICLE VII
                                           Amendments of this Agreement

                  This Agreement may be amended by the parties only if such amendment is specifically approved by: (i) the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.


                                                   ARTICLE VIII
                                           Definitions of Certain Terms

                  The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.


                                                    ARTICLE IX
                                                   Governing Law

                  This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                                     MATRIX/LMH VALUE FUND, INC.


                                       By:
                                      Name:
                                     Title:


                                                     MATRIX ASSET ADVISORS, INC.


                                       By:
                                      Name:
                                     Title: